UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 8, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Announces Exercise of Option to Purchase Additional Convertible Senior Debentures

LabOne, Inc. (Nasdaq: LABS), announced today that the initial purchasers exercised their option to purchase an additional $13.5 million principal amount of the Company's 3.50% convertible senior debentures due 2034. The Company used approximately $87 million of the initial proceeds of the offering to reduce borrowings under its credit facility. The additional proceeds of approximately $13 million will be used by the Company to pay the remaining borrowings under its credit facility and for general corporate purposes.

This report on Form 8-K does not constitute an offer to sell or the solicitation of any offer to buy any securities. The securities have not been registered under the Securities Act, or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: July 8, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer